UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2007

                      NetScout Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

                           Delaware
(State or Other Jurisdiction of Incorporation)

0000-26251	04-2837575
(Commission File Number)	(IRS Employer Identification No.)

310 Littleton Road, Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 614-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 2, 2007, the Board of Directors (the “Board”) of NetScout Systems, Inc. (the “Company”) elected Stephen Pearse as a Class III member of the Board.

Mr. Pearse is a private investor and has been a principal with investment firms Yucatan Rock, Inc. and Common Angels since 2001 and 2005, respectively. Upon his election, Mr. Pearse received 1,375 restricted stock units at a price per share equal to the closing price of the Company’s common stock on May 2, 2007. Such restricted stock units vest on the date of the Company’s next Annual Meeting of Stockholders, provided that during the period from May 2, 2007, through the date of the Annual Meeting, Mr. Pearse attends at least 75% of the meetings, collectively, of the Board and any committee of the Board which he is a member. In the event the attendance requirements are not met, the restricted stock units will not become vested until May 2, 2010.

In connection with Mr. Pearse’s appointment, the Company has entered into its standard indemnification agreement with Mr. Pearse. The indemnification agreement is identical in all material respects to the Company’s previously filed representative Indemnification Agreement, dated September 13, 2006.

As of the date of this report, the Board has not determined which committee or committees of the Board Mr. Pearse will join.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

Effective May 2, 2007, the Board amended the Amended and Restated Bylaws of the Company (the “Bylaws”) in order to clarify that the Company may issue both certificated and uncertificated shares, i.e., book entry shares, of its capital stock. While the Company believes that the prior provision in the Bylaws permitted the Company to issue uncertificated shares, the Company desired to remove any ambiguity in light of the amendment to NASDAQ Rule 4350(l), which becomes effective January 1, 2008 with respect to the Company. This rule, as amended, requires securities listed on the NASDAQ to be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended. A requirement for eligibility in a Direct Registration Program is the ability to issue book entry shares. A composite copy of the Company’s Bylaws, as amended, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The Company hereby files the following exhibit:

3.1      Composite Copy of Amended and Restated Bylaws, as amended to date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCOUT SYSTEMS, INC. By: __/s/ David P. Sommers______________
David P. Sommers Chief Financial Officer and Senior Vice President, General Operations

    Date: May 7, 2007

EXHIBIT INDEX

Exhibit Number	Description
3.1	Composite Copy of Amended and Restated Bylaws, as amended to date.